PRIVATE DOCUMENT WITH AN AGREEMENT OF PURCHASE AND SALE OF MINERAL RIGHTS AND OTHER COVENANTS MADE BY AND BETWEEN

The UNDERSIGNED PARTIES, who are:

XXXX, Brazilian citizen, entrepreneur, enrolled in the CPF (Individual Taxpayer’s Register) under the No. ............., resident and domiciled at ......, hereinafter simply called XXXX;

XXXX, Brazilian citizen, entrepreneur, enrolled in the CPF under the No. ............., resident and domiciled at ......, hereinafter simply called XXXX;

Representatives and proxies of the company XXXX, mining company XXXX, headquartered at XXX,

all of them hereinafter jointly referred simply as BUYERS and, on the other side,

ANDRÉ LUIZ DE DEUS MACIEL, Brazilian citizen, married, mining technician, bearing the ID card RG (General Register) No. 1.526.202 SSP/GO, enrolled in the CPF under the No. 486.437.501-15, resident and domiciled at T.46 Street, Block R. 22, Lot 3, House 2 # 310, West Sector, Goiânia - GO, Zip Code 74125-200, hereinafter simply called ANDRÉ, hereinafter referred as the SELLER TITLEHOLDER.

And, moreover, as the SELLER TITLEHOLDER’s intervening parties:

ROGÉRIO DE LUCENA ALVES, Brazilian citizen, divorced, geologist, bearing the ID card RG No. 1.076.279 SSP/DF, enrolled in the CPF under the No. 505.947.531-04, resident and domiciled at SQS 206, Block F, Apartment 408, Brasília - DF, Zip Code 70252-060, and

RODRIGO SOARES VENANCIO, Brazilian citizen, bachelor, geographer, bearing the ID card RG No. 2.747.411 SSP/DF, enrolled in the CPF under the No. 882.950.951-53, resident and domiciled at AOS 1, Block E, Apartment 406, Brasília - DF, Zip Code 70660-015.

All the three persons identified hereinbefore, when jointly, hereinafter will be simply called SELLERS.

This AGREEMENT establishes the terms that guide the agreement made by and between the Parties, as is better declared further on.

Whereas Clause:

A) The SELLER TITLEHOLDER is the exclusive holder of the Exploration rights, granted by the Departamento Nacional de Produção Mineral (Brazilian Exploration and Mining Agency) – DNPM and, all of them, are situated in the town of Niquelândia, state of Goiás, identified below by their legal process numbers and the respective Exploration Permits registered at the aforementioned DNPM:

DNPM No.	Area (ha)	Exploration Permit No.	Publishing Date on the DOU
860.325/2010	1,648.63	4809	June 01, 2010
860.326/2010	1,947.96	4810	June 01, 2010
860.327/2010	1,870.03	4811	June 01, 2010
860.328/2010	1,948.75	4812	June 01, 2010
860.329/2010	1,897.55	4813	June 01, 2010
860.330/2010	1,908.94	4814	June 01, 2010
860.331/2010	1,824.27	4815	June 01, 2010
860.332/2010	1,619.22	4816	June 01, 2010
860.333/2010	1,822.96	4817	June 01, 2010
861.118/2010	1,295.46	13242	Oct. 26, 2010

B) The BUYERS are interested in acquiring the titles over the aforementioned mineral rights for carrying out, on the tracts of land and areas covered by them, exploration work seeking the economical exploitation of aluminum ore or bauxite;

C) The SELLER TITLEHOLDER recognizes the right the INTERVENING PARTIES have to share in the income, in the earnings or in the remunerations, of any kind, that may be gained by the SELLER TITLEHOLDER, by means of assignment, sale or transfer of the above identified rights for exploration, as well as by any way of economical exploitation of the mineral potential contained therein or identified through exploration work, in accordance with the values and criteria established in the following Clause (PAYMENT).

NOW, THEREFORE, it is hereby agreed by the undersigned Parties to enter into this AGREEMENT, which shall be governed by the terms and conditions as follows:

FIRST CLAUSE  -  TERMS AND DEFINITIONS

1.1 – This AGREEMENT has as premise the will of the Parties in making a pact, by common consent, for the assignment and transfer and the consequent onerous acquisition of the exploration rights held by the SELLER TITLEHOLDER, in order to proof the economic basis of the aluminum ore deposits, within the range of the exploration permits granted by the Goiás Superintendency of the DNPM, as above identified by their numbers and processes.

1.1.1 – The BUYERS will carry out a Mineral Exploration Program, hereinafter simply referred as PROGRAM, whose objective is to quantify the amount or volume of aluminum ore or bauxite present in the tracts of land object of the exploration permits.

1.2 – For the purposes of this AGREEMENT, the term “Exploration” is understood as the use of methods and techniques seeking the identification, characterization and quantification of the mineral resources or reserves with economical interest, especially mapping, sample collection and their respective analyses, collection of physical and chemical data from rocks and minerals found in the tracts of land object of the exploration work, as well as the accomplishment of excavations, drilling and the working out of the consequent technical reports in each of their modalities.

1.3 – It is understood as “ore”, any natural mineral substance with economical value, either in its raw form, just like it is found naturally, or processed, that is, after being submitted to processes of separation from other materials without economical value, when physicochemical methods are used.  It is called “ore in situ” the ore that is not drawn from the place where it is found or naturally occurs, and “processed ore” is the ore that undergoes physicochemical processes seeking its separation from other materials.

1.4 – The words “aluminum ore” and “bauxite” are synonymous, for the purposes of this AGREEMENT.

1.5 – For the purposes of this AGREEMENT, “ore volume” and “tonnage” are synonymous terms, corresponding to the amount of ore, measured in tons or other measure of specified mass, contained in the resources to be characterized by the PROGRAM.

1.6 – The expression “mineral resource”, for the purposes of this AGREEMENT, refers to an identifiable concentration of rocks or minerals with economical interest, whose ore content, in amount, grade and/or quality, reasonably indicates that its use is potentially feasible at the present or in the future.  The word “RESOURCE”, when written in capital letters, means, for the purpose of this AGREEMENT, “mineral resource”.  The mineral resource is subdivided into three categories, as follows: inferred mineral resource, indicated mineral resource, and measured mineral resource, which, in this AGREEMENT, have the following meanings:

1.6.1 – Inferred mineral resource is that part or portion of the mineral resource for which the information regarding volume, grade, quality and other characteristics about the mineralization and its content, are estimated with grounds on inferences made from limited sampling and geological, geochemical or geophysical information, being admitted the continuity or persistence of such characteristics in a defined three-dimensional space through a projection based on reasonable expectations or inferences, whose dimension indicates the potential existence of a mineral deposit; economical.

1.6.2 – Indicated mineral resource is that part or portion of the mineral resource for which the information regarding volume, grade, quality, morphology, structures and other characteristics of an orebody or mineralized zone present reasonably reliable evidences of continuity or persistence along a space taken into consideration, based on data obtained by direct sampling in ore outcrops and excavations, such as pits, trenches, galleries and drill holes.

1.6.3 – Measured mineral resource is that part or portion of the mineral resource for which the information regarding volume, grade, quality, morphology, structures and other characteristics of an orebody or mineralized zone present evidences, with a high degree of reliability, of continuity or persistence along a considered space, starting with confirmation of data obtained by high density direct sampling, accomplished in ore outcrops and excavations, such as pits, trenches, galleries and drill holes, spaced in order to confirm in an irrefutable way the extension and permanence of the properties defining an orebody.

1.7 – The expression “mineral reserve” is that part or portion of the mineral resource presenting technical and economical feasibility for mining or mineral production, whose characterization depends, besides the determination of the relevant parameters for mining and ore processing, on the economical return or profitability of said operations.

1.8 – It is understood as the “best international principles” the use of methods, techniques and instruments compatible with the best available technology for the carrying out of exploration, as well as the observance of internationally accepted norms for such purpose, especially the Canadian Norm NI-043-101 (National Instrument 043-101), used by the regulating agency of the Canadian stock market, called “Canadian Securities Administrators - CSA”, that establishes guidelines and patterns for public disclosing and reports with information about mineral resources and reserves; the Australian Norm known as the VALMIN Code that establishes criteria and methods for exploration and evaluation of mineral resources and reserves.

1.10 – The expressions “exploration area” and “area under exploration” are synonymous, and represent an area of 17,783.77 ha (seventeen thousand and seven hundred and eighty-three hectares and seventy-seven ares), over which the SELLER TITLEHOLDER holds the exclusive rights for exploration work, as described in the “Second Clause” hereinbelow.

1.11 – The expression “cubic contents”, for the purposes of this AGREEMENT, is the final purpose or the objective of the exploration, aiming to measure the volume of ore resources or reserves existent in the exploration area.

1.12 – For the purposes of this AGREEMENT, it will be considered as “untrue information” all information that, in a deliberate way, be transmitted by any one of the parties to the other, with the intention of distorting or omitting the truth about any matter pertinent to the object of this AGREEMENT, being excluded the hypothesis of clerical or involuntary error, and it up to the injured Party to prove the malicious intent of the other.

SECOND CLAUSE  -  PRELIMINARY DECLARATIONS

2.1 – The SELLER TITLEHOLDER declares to be the lawful and exclusive holder of the Mineral Rights, related with the Exploration Permits issued for aluminum ore, hereinafter referred as “Mineral Right”, situated in the Municipal district of Niquelândia, State of Goiás, granted by the Departamento Nacional de Produção Mineral (Brazilian Exploration and Mining Agency), and the referred Exploration Permits are regular and unencumbered properties, clear from any burden that impede their transfer to third parties, as well as the carrying out of exploration work necessary to accomplish the PROGRAM.

2.2 – The BUYERS declare their intention of acquiring the Mineral Rights for the accomplishment of an Exploration Program, hereinafter simply referred as “PROGRAM”, which will be driven in agreement with criteria compatible with the best international practices used by the mining industry, with the intention of characterizing and measuring the volume or tonnage of the aluminum ore resources, with marketable quality, in the areas covered by the Mineral Rights.

2.3 – The BUYERS commit themselves to develop the PROGRAM in consonance with the best international practices (Australian Norm JORC, Canadian Norm IN-043-101 or equivalent) applied in exploration work and in reports or presentations of their respective results, following the known forms that are peculiar to the mining companies and, when necessary, for legal effects before the DNPM.

2.4 – The main purpose of the PROGRAM is the classification and determination of the cubic contents of aluminum ore found in the area under exploration.

2.4.1 – In order to implement the cubature – using the value criteria defined herein – all mineral substances that are found and determined during the execution of the PROGRAM that do not fit within the specifications are not taken into consideration, being allowed to the SELLER TITLEHOLDER to indicate, on his sole account, one professional to accompany the execution of the PROGRAM or to verify its progress.

2.5 – The PROGRAM will be fully and exclusively financed by the BUYERS, and it shall last for no longer than four (04) years), to be counted from the execution date of this Instrument.

2.5.1 – It is expressly agreed that the initial term of the PROGRAM will be the execution date of this Instrument, and the BUYERS will be responsible for obtaining, on their account, the rest of the required licenses to carry out the exploration, especially the permits and authorizations from surface owners, from the environmental bodies or others, of any nature, necessary to the full accomplishment of the PROGRAM.

THIRD CLAUSE  –  OBJECT OF THE AGREEMENT

The subject matter of this AGREEMENT is the assignment and transfer of the MINERAL RIGHTS by the SELLER TITLEHOLDER, on behalf of the BUYERS, upon the acquittance of those payments specified in the “Seventh Clause” hereinbelow, and the accomplishment of the PROGRAM defined in the “Second Clause” above.

FOURTH CLAUSE  –  RIGHTS AND DUTIES OF THE PARTIES

4.1 – This AGREEMENT assures to the SELLERS:

a.

Free access to the area under exploration to follow the course of the work, being able, for such intent, to indicate a professional they trust to, on their sole account, to keep updated with the PROGRAM progress.

b.

Free access to the information obtained by the BUYERS during the development of the PROGRAM, being enough to require the information, from the BUYERS representatives, at least two (02) working days in advance.

c.

To receive, within a maximum period of thirty days, in the event of relinquishment of the option by the BUYERS, a copy of all documents and reports regarding the work accomplished by the BUYERS in the extent of the PROGRAM, including “a second copy” of samples collected, the drill cores, as well as maps, graphs and spreadsheets prepared as a consequence of the exploration work and other activities that may integrate the PROGRAM and its consequential results also.

d.

To submit, on their sole account and at any time, the results from the PROGRAM to an independent auditing, made by a well-known specialized and idoneous company, as well as to follow up - through qualified people they have chosen – all the work that may be done within the extent of the PROGRAM, respecting the behavior and operational policies adopted by the BUYERS.

4.2 – The SELLERS commit themselves to:

a.

Act in good faith and respond with readiness while fulfilling all the duties to them committed by force of this Instrument;

b.

Endeavor all their efforts within their reach seeking to guarantee the full access to the BUYERS to the area under exploration and to the information they hold, in order to assure the good course of the job.

c.

Answer civil and criminally for the truthfulness of the information rendered to the BUYERS in order to comply with the provisions set forth herein.

d.

Make available, without any cost, copies of all the exploration works, data and other documents related with the MINERAL RIGHT they hold.

e.

Proceed with the assignment and transfer of the MINERAL RIGHTS to the BUYERS upon the execution of this AGREEMENT, as soon as the first payment be made, as provided in letter “a”, item “7.1” of the “Seventh Clause”.

4.3 – It is assured to the BUYERS:

a.

Full access to areas under exploration and copies of all technical, environmental, fiscal, legal and other existing information, regarding the aforementioned DNPM processes, to all their extent, that are held by the SELLERS.

b.

To carry out, at their discretion, the suitable work in the areas covered by the MINERAL RIGHTS, as well as to make an audit of the MINERAL RIGHTS, when the legal and environmental situations will be verified and, in addition, aspects related with the TITLEHOLDER concerning potential risks with fiscal, labor, social security nature or those that may cause any contingency.

4.4 – The BUYERS commit themselves to:

a.

Make the payments regarding the ONEROUS ASSIGNMENT AND TRANSFER agreed herein, according provisions contained in this Instrument.

b.

Assume full and total responsibility for the execution of all duties inherent to maintenance of the MINERAL RIGHTS, including those with financial nature, such as charges and fees, so long as this Instrument is signed, committing themselves to accomplish all norms and dispositions recorded in the Mining Code, Environmental Rules and correlate laws, besides those norms directly issued by the DNPM, IBAMA and other inspecting bodies, as well as the environmental studies for obtaining licenses, if necessary, and preparation of the reports required by the effective law, aiming to maintain the mineral titles in good order.

c.

Develop the exploration work inherent to the PROGRAM using the means and techniques compatible with the best international practices, to evaluate, at their sole discretion, the economical potential of the Resources existing in the areas object of the MINERAL RIGHTS.

d.

Guarantee, along the first twelve (12) months an investment of one million and five hundred thousand North American dollars (US$1,500,000).

d.1. – In the event that the Project be assigned, along the effectiveness of this AGREEMENT, to third parties indicated by the BUYERS, the assignees, for their turn, shall sign a commitment of maintaining the same contracted investments, in order to assure that such amounts are applied, without any damage to the other obligations undertaken before the SELLERS.

e.

Clear access to the SELLERS to all data resulting from the exploration work, and send every three (03) months a progressive technical report.

f.

Provide all the agreements with the landowners covered by the MINERAL RIGHTS, under the terms contained in Article 27 and the following of the Mining Code, in order there are no obstacles regarding the PROGRAM development.

g.

Deliver to the SELLERS a copy of all data, such as: maps, reports, drill cores, “a second copy” of samples, and all the rest of information obtained or produced while carrying out the PROGRAM, and, in the event of relinquishment or rescission of this AGREEMENT, one copy of all data obtained to the AGREEMENT’s relinquishment or rescission date, up to fifteen days after sending the notice communicating the relinquishment or any other fact that caused the rescission.

h.

The BUYERS will be solely responsible for all and any action or omission, related with this AGREEMENT, that may generate liabilities with a civil, criminal, fiscal, labor, social security or environmental nature arising out of the development of the PROGRAM, excluding all responsibility, although subsidiary, of the SELLERS, bearing all the costs, indemnifications and compensations as a consequence of their responsibility, in obtaining the necessary licenses, as well as other inherent obligations.

FIFTH CLAUSE  –  THE PROGRAM

5.1 – The PROGRAM will comprise investments of ten million North American dollars (US$10,000,000), in up to four (04) years, made by the BUYERS.

5.1.1 – The PROGRAM may be interrupted, at the sole discretion of the BUYERS, in the event of relinquishment or sale of the Project to third parties, as provided in the “Tenth Clause”.

5.2 – In case of a unilateral relinquishment of the AGREEMENT or interruption of the PROGRAM, the BUYERS commit themselves to return the MINERAL RIGHTS to the SELLERS, presenting the same conditions as when they were received.

5.3 – In the event of loss, voidance or forfeiture of the MINERAL RIGHTS listed in letter “A” of the “Whereas Clause”, in the Preamble hereinabove, due to inobservance or default by the BUYERS as for the obligations that are required for maintaining the MINERAL RIGHTS before the DNPM and all other appropriate bodies, the SELLERS will deserve a compensation of twenty million North American dollars (US$20,000,000), and such amount shall be paid by the

BUYERS within a period of up to 30 working days after the fact characterizing, definitely, the loss, voidance or forfeiture of the MINERAL RIGHTS.

5.4 – The PROGRAM shall be developed as follows:

First year:

Detailed geological mapping and mapping the regolith covering all the areas; surficial sampling of outcropping mineralizations, pits; relationship with local landowners or squatters (surface occupants) in order to obtain permission for the work development; trench opening; trench sampling; geochemical analyses of all surficial samples; use of possible geophysical methods (MAG, GPR); beginning of the process and studies for the environmental licensing, cutting the grid for sampling and drilling; planning and beginning the pits, auger and drilling program (forecasting the opening of a total of 3,000 linear meters of drilling, auger and pits).

Foreseen investment:  One million and five hundred thousand North American dollars (US$1,500,000).

Second year:

Extensive drilling, being scheduled from 100 to 200 auger holes; drilling, with wide diameter bore specialized for targets in the highest levels, with drills using wide diameter rod and crown; analyses of auger and drilling samples; proceeding the environmental studies.

Foreseen investment: Two million North American dollars (US$2,000,000).

Third year:

Detailed drilling, closing the grid spacing; geological, mineralogical, metallurgical and bench studies, resource modeling; bulk sampling; resource calculations; beginning of the EIA (Environment Impact Assessment) project; submission of reports for obtaining the LI (Installation License); beginning of the studies for commercial production/exploitation; first steps with landowners (surface occupants) to negotiate final exploration; beginning of the studies for marketing the product or deposit; final stage of the prefeasibility studies and first stage of the feasibility study and determination of the cubic contents of the deposit in accordance with international standards (Canadian 043-101).

Foreseen investment: Three million North American dollars (US$3,000,000).

Fourth year:

Conclusion of the feasibility study, engineering studies; mining tests; conclusion of the EIA; submission of reports and Mining Plan, attainment of the Exploitation Permit and due environmental licenses; final phase of negotiations with landowners (surface occupants); marketing of the deposit/product; determination of the resource and mineral deposit cubic contents.

Foreseen investment: Three million and five hundred thousand North American dollars (US$3,500,000).

5.5 – The PROGRAM expressed above is only a model and indication of the exploration work agreed between the Parties, BUYERS and SELLERS, and some of the exploration stages, specifically the prefeasibility and feasibility reports – in accordance with Norm NI-043-101 (National Instrument 043-101) – shall mandatorily be accomplished, not implicating in compulsory nature of their expenses.

5.6 – At the end of each period of twelve (12) months, counted from the signature date of this Instrument, the BUYERS will present to the SELLERS, documents, maps and analytical results, as a means to prove performance of the planned PROGRAM, mutually agreed by BUYERS and SELLERS, for the referred period.

5.6.1 – In case the SELLERS verify that the PROGRAM has not been accomplished, the SELLERS may choose for the rescission of this AGREEMENT, and the BUYERS will not be entitled to receive restitution of any amounts already paid to the SELLERS, and the BUYERS shall return the MINERAL RIGHTS to the SELLERS, presenting the same conditions as when they were received, without prejudice to all other liabilities and guarantees foreseen herein, contained in those provisions establishing data and information delivery.

SIXTH CLAUSE  –  VALIDITY

The duration of this Instrument is of four years, to be counted from its signature date, terminating with the total and final payment, as provided in this AGREEMENT.

6.1 – The validity term, above, may be extended, mutually agreed between the Parties, or due to proved events excused as Force Majeure.

SEVENTH CLAUSE  –  PRICE AND PAYMENT CONDITIONS OF THE ONEROUS ASSIGNMENT AND TRANSFER

7.1 – The Parties have as righteous and agreed that the BUYERS will pay to the SELLERS, for the ONEROUS ASSIGNMENT AND TRANSFER of the MINERAL RIGHTS the amount equivalent to ten million, two hundred and fifty thousand North American dollars (US$10,250,000), in Brazilian currency, according to the official quotation (being used for the currency conversion the sale rate of the North American dollar informed by the SISBACEN System, of the Central Bank of Brazil, PTAX 800, Option 5, for transactions held during the working day immediately before the maturity date), in five consecutive installments according to the amounts and due dates established as follows:

a.

Two hundred and fifty thousand North American dollars (US$250,000):

on the signature date of this Instrument.

b.

One million North American dollars (US$1,000,000):

twelve (12) months after the payment mentioned in “Item 7.1.a", above.

c.

Two million North American dollars (US$2,000,000):

twenty-four (24) months after the payment mentioned in “Item 7.1.a", above.

d.

Three million North American dollars (US$3,000,000):

Thirty-six (36) months after the payment mentioned in “Item 7.1.a", above.

e.

Four million North American dollars (US$4,000,000):

Forty-eight (48) months after the payment mentioned in “Item 7.1.a", above.

7.2 – The above mentioned payments shall be made by means of bank deposits to the current accounts indicated by the SELLERS, in “Attachment A", an integrating part of this AGREEMENT, containing the sums specified for each one of the bank accounts, being the SELLERS liable for paying all due taxes.  When the law demands, before making the payments, the BUYERS will discount the due tax, making the deposit of the remaining part and sending, to each one of the receivers, certified copies of the discounted and effectively collected taxes, under penalty of, if not done, incurring in undue appropriation.

7.3 – Failure to comply the established due dates for the above listed payments will cause the automatic rescission of this AGREEMENT, and the BUYERS will not be entitled to reimbursement of any sums paid to the SELLERS, without prejudice to all other liabilities and guarantees foreseen herein, contained in those provisions establishing data and information delivery.

7.3.1 – It is excluded from the reasons of automatic rescission of this AGREEMENT the duly proved Force Majeure causes or those arising from governmental decisions, that may delay or make impossible to meet the established payment timetable.

7.4 – Payments foreseen in “Item 7.1", hereinabove, totaling ten million and two hundred and fifty thousand North American dollars (US$10,250,000), at the sole discretion of the BUYERS, may be accelerated, without prejudice to all other liabilities foreseen herein.

7.5 – In the event the PROGRAM leads to the discovery or characterization of the effective presence of aluminum ore or bauxite, at the end of the forty-eight (48) months, since the prefeasibility studies confirm such a fact, the BUYERS will pay to the SELLERS, in accordance with what is provided in clauses 7.5.2, 7.5.3 and 7.5.4, as a form of payment for the ONEROUS ASSIGNMENT AND TRANSFER agreed herein, fifty cents of North American dollar (US$0.50) per metric ton of aluminum ore, with commercial quality contained in the ore in situ.

7.5.1 – The amount to be paid will be the result of the volume of the metric ton of ore multiplied by fifty cents of North American dollar (US$0.50), whose total amount will be paid as the correspondent sum in Brazilian currency, and the criterion used to define the ore volume is the sum, in metric tons, of the total characterized as proven mineral reserves and probable mineral reserves, duly certified by qualified professional, in accordance with the norm or criterion adopted by the SELLERS, since they are accomplished according to the best international practices.

7.5.2 – Payment of the aforementioned fifty cents of North American dollar (US$0.50) per metric ton of aluminum ore will be made in one lump sum in the event the amount to be paid does not exceed seventy-five million of North American dollars (US$75,000,000).

7.5.3 – In the event the amount to be paid exceeds seventy-five million of North American dollars (US$75,000,000), but if it is smaller than two hundred and fifty million of North American dollars (US$250,000,000), payments shall be made in sixty (60) equal installments, to be paid monthly, as from the twelfth (12th) month following the payment date of the initial seventy-five million of North American dollars (US$75,000,000).

7.5.4 – In the event the amount to be paid be greater than two hundred and fifty million of North American dollars (US$250,000,000), the amount exceeding the already paid two hundred and fifty million of North American dollars (US$250,000,000), shall be paid in five (5) annual equal installments, and the first installment shall be paid after twelve (12) months to be counted from payment of the last installment of the initially paid two hundred and fifty million of North American dollars (US$250,000,000).

EIGHTH CLAUSE  -  RESCISSION AND RELINQUISHMENT

8.1 – The non execution of any of the obligations foreseen herein will be the cause of the AGREEMENT immediate rescission, without prejudice to the obligation stipulated in the "Fifth Clause", “Item 5.2".

8.2 – The BUYERS shall communicate, at any time, while this AGREEMENT and the obligations agreed herein are effective, if the exploration advancements indicate the inexistence or inadequacy of bauxite resources to a profitable industrial scale.  In such a case, the BUYERS, will announce their decision to the SELLERS, at least thirty (30) days in advance, informing the technical reasons for the waiver decision.

8.3 – The relinquishment, object of the previous item, does not exempt the BUYERS of bearing the obligations established in the "Fifth Clause", related with the delivery, to the SELLERS, of a copy of all data and information collected within the range of the PROGRAM and, especially, the return of the MINERAL RIGHTS, as well as, the fulfillment of all obligations for maintaining the mineral titles, up to the date when, the SELLERS, will formally receive the notice, from the BUYERS, with the technical and other motives grounding the relinquishment.

8.4 – The relinquishment exempts the BUYERS of the payments of the coming due installments regarding the acquittance of the ONEROUS ASSIGNMENT

AND TRANSFER, being prohibited the right of demanding indemnifications or compensations of any nature by reason of the rescission, including the restitution of any amounts paid up to that date to the SELLERS, or amounts spent in the carrying out of the PROGRAM or with the MINERAL RIGHTS maintenance.

8.5 – The Parties agree that, in the event of noncompliance of any provision or clause of this AGREEMENT, the penalties established herein shall be collected upon simple written notice, which will be enough for constituting the other Party in arrears, as provided in Article 397 of the Brazilian Civil Code.

NINTH CLAUSE  -  SECRECY

9.1 – For the purpose of this Instrument, it is considered as “CONFIDENTIAL INFORMATION” all and any information related with the Parties, including, but not limited to, all and any technical data, scientific research, products, services, suppliers, market, development of technologies, inventions, processes, projects, employees, marketing research, finances, reports, files, bulletins, assessments, calculations, opinions, charts, documents and other written and oral information owned by the Parties that, by any chance, are supplied amongst themselves, or to any one of their employees, representatives or agents, presently or in the future, except those of public domain.

9.2 – This obligation will be effective for a period of two (2) years after this AGREEMENT expiration.

TENTH CLAUSE  -  TOTAL OR PARTIAL ASSIGNMENT TO THIRD PARTIES OF THE RIGHTS AND DUTIES ESTABLISHED IN THIS AGREEMENT

10.1 – The Parties may assign total or partially their respective rights and duties, formally agreed in this Instrument, being enough the simple prior communication to the other Party, since respected the conditions established in this AGREEMENT.

10.2 – If the assignment or transfer be communicated before the final payment of the five installments foreseen in “Item 7.1” of the “Seventh Clause”, the BUYERS will only be able to assign or transfer, total or partially, their rights and duties contained herein, upon the acquittance of the total and integral sum of the aforementioned five installments, as well as to obey all other following provisions.

10.3 – If the BUYERS, choose, at any time, during the effectiveness of this AGREEMENT, for negotiating the MINERAL RIGHTS acquired from the SELLERS, with another third party, from such a date, such third party will be committed to comply with all provisions contained herein.

ELEVENTH CLAUSE  -  PENALTIES

11.1 – The noncompliance of the provisions contained in any one of the Clauses of this AGREEMENT shall imply in its immediate rescission, upon the simple communication, properly proven, between the Parties, incurring the noncomplying Party, in those penalties foreseen in this AGREEMENT, as well as the in default Party shall answer for losses and damages, as provided by the law.

11.2 – In the event of the MINERAL RIGHTS come to be canceled or declared void or invalid, while this AGREEMENT is in force, due to inobservance, negligence or default of the BUYERS, as for any necessary liabilities for its maintenance, after the ASSIGNMENT AND TRANSFER, by the SELLER TITLEHOLDER, to the BUYERS; the BUYERS, will pay to the SELLERS, a rescissory fine, with an indemnificatory character, amounting to twenty million reais (R$ 20,000,000.00), to be paid by the BUYERS, up to thirty (30) working days following the defaulting fact, characterizing as definitive, the loss, voidance or forfeiture of the MINERAL RIGHTS, as a whole.

TWELFTH CLAUSE  -  ACT OF GOD AND FORCE MAJEURE

12.1 – If the BUYERS or their contracted parties, be impede of having total or partial access to the tracts of land covered by the MINERAL RIGHTS, as well as to the development of the PROGRAM, as a consequence of an Act of God or Force Majeure, as provided in Article 393 of the NCC (New Brazilian Civil Code), compliance of the liabilities and payments to be made by the BUYERS will be suspended.

12.1.2 – If the impeding fact, object of “Item 12.1" hereinabove, affects partially one Exploration Permit, or more than one, however it does not affect the totality of the considered region, payments and liabilities shall be proportionally deducted as for the area with impeded access to carry out the exploration, as scheduled in the PROGRAM, hereinbefore.

12.2 – When the Force Majeure comes to an end, the affected Party, will promptly communicate the fact to the other Part and will resume the accomplishment of affected liability, as quickly as possible, and never in a longer period than than the Force Majeure lasted.

THIRTEENTH CLAUSE  -  COMMUNICATION BETWEEN THE PARTIES

It is agreed that any communication from one Party to the other, due to this AGREEMENT, shall only be valid if done in writing, and sent by Letter and with the Acknowledgement of Receipt, or personally delivered to the addressee at their addresses as follows:

XXXX

Av. XXXXX, no XXX, XXX, CEP XXXXX-XXX.

André Maciel

Rua T.46, Qd. R 22, Lote 3, Casa 2, nº 310, Setor Oeste, Goiânia - GO – CEP 74125-200, Brazil.

FOURTEENTH CLAUSE  -  FINAL PROVISIONS

14.1 – This AGREEMENT binds, with an irrevocable and irrectractable character, the heirs and successors of the SELLERS and BUYERS, independent of any formality, to faithfully abide all terms and conditions contained herein.

14.2 – Whenever necessary, the Parties, jointly, will take the providences, supply the information and additional documents, as well as will formalize the instruments convenient to the implementation and execution of the purposes and conditions included in and necessary for the fulfillment of the all provisions contained herein.

FIFTEENTH CLAUSE  -  NOVATION

The non exercise, by the Parties, of any of the rights and prerrogatives foreseen in this AGREEMENT, or even of the applicable law, shall be considered                                                                                     as an action of mere liberality, not constituting alteration or novation of the liabilities established herein, whose execution may be required at any time, independently of previous notice to the other Party.

SIXTEENTH CLAUSE  -  CHOICE OF VENUE

The Parties elect the Court of Goiânia, State of Goiás, with the exclusion of any other, whosoever privileged it may be or become, to settle any dispute arising from this Instrument.

IN WITNESS WHEREOF, the Parties hereto sign this Instrument, that is governed by the laws of the Federative Republic of Brazil, especially the Civil Code, the Mining Code and the correlate laws, recognizing the power of a document valid to commence an execution process to what is contained herein, signed in four (04) counterparts of same content, in the presence of the two undersigned witnesses.

Brasília, February.2011

BUYERS

XXXXX            XXXXX

SELLER TITLEHOLDER

/s/Andre Maciel

André Maciel

INTERVENING SELLERS

      /s/Rodrigo Venancio

Rodrigo Venancio

        /s/Rogerio Lucena

Rogério Lucena

WITNESSES

______________________________

Name:

CPF No.:

_______________________________

Name:

CPF No.: